SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C.  20549



     FORM 8-K
     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  April 25, 1995

              CHICAGO AND NORTH WESTERN TRANSPORTATION COMPANY

     (Exact name of registrant as specified in its charter)

         Delaware               33-30874                 13-3526817

     (State or other          (Commission                (IRS Employer
      jurisdiction of          File Number)              Identification No.)
      incorporation)

     165 North Canal Street, One North Western Center
     Chicago, Illinois                                      60606

     (Address of principal executive offices)               (Zip Code)

         Registrant's telephone number:  (312) 559-7000

                                    N/A

     (Former name or former address, if changed since last report)



     ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          On April 25, 1995, Union Pacific Corporation ("Parent"), through its indirect wholly owned subsidiary, UP Rail, Inc. (the "Purchaser"), accepted for purchase approximately 31,529,846 shares of common stock, par value $.01 per share, of the Registrant (the "Common Stock" or the "Shares") (including approximately 303,630 Shares subject to guarantees of delivery or receipt of additional documentation) that had been tendered and not withdrawn pursuant to the Purchaser's tender offer for all outstanding shares of Common Stock at $35.00 per share, net to the seller in cash (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 16, 1995, by and among the Registrant, Parent and the Purchaser, which provided for, among other things, the making of the Offer by the Purchaser. A copy of the press release issued by Parent pertaining to the consummation of the Offer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

          The Shares purchased pursuant to the Offer, together with the 12,835,304 Shares which the Purchaser acquired upon conversion of its previously acquired non-voting shares of common stock, par value $.01 per share, of the Registrant (the "Non-Voting Shares"), constitute approximately 99.47% of the outstanding Shares.

          The aggregate purchase price for the Shares purchased pursuant to the Offer was $1,103,544,610. The Purchaser's source of funds to acquire the Shares was Parent. Parent's source of funds for the acquisition was the proceeds of its commercial paper program. Parent will refinance such commercial paper with proceeds from further issuances under its commercial paper program and/or issuances of medium and long-term notes which Parent may issue from time to time (including the proceeds from Parent's issuance on April 27, 1995 of its $425 million 7.60% Notes due May 1, 2005 and $275 million 8.35% Sinking Fund Debentures due May 1, 2025).

          In accordance with the terms of the Merger Agreement, following the Purchaser's acceptance of Shares for payment, three of the directors of the Registrant resigned and were replaced by Parent designees. The remaining four directors of the Registrant (three of whom are outside directors and one of whom is a Parent designee) will remain on the Registrant's Board of Directors.

          To the knowledge of the Registrant, there are no arrangements, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a further change in control of the Registrant.

     ITEM 5.   OTHER EVENTS.

          The New York Stock Exchange ("NYSE") issued a press release on April 25, 1995 announcing that trading in the Registrant's Common Stock was suspended immediately and that the NYSE would apply to the Securities and Exchange Commission to delist the Registrant's Shares.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS.


          (C)  EXHIBITS.

               99.1 Press Release issued by Parent dated April 25,
                    1995.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     April 26, 1995

                                        CHICAGO AND NORTH WESTERN
                                           TRANSPORTATION COMPANY

                                        By:    /s/ Carl W. von Bernuth
                                             Name:  Carl W. von Bernuth
                                             Title: Senior Vice President
                                                       and General Counsel